UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2013, John Huemoeller II, age 57, was appointed as the Chief Executive Officer and President of Propell Technologies Group, Inc. (the “Company”). In connection with his appointment, Mr. Huemoeller entered into a three-year employment agreement with the Company (the “Agreement”) pursuant to which, Mr. Huemoeller will be entitled to receive an annual base salary of $180,000 and will be entitled to discretionary performance bonus payments. The Agreement provides for a severance payment in the event of employment termination by the Company without Just Cause (as defined in the Agreement), by Mr. Huemoeller for Good Reason (as defined in the Agreement), due to Disability or a Change of Control (each as defined in the Agreement) or death, equal to either (i) one month base salary if at the time of termination the Company has not achieved gross revenue of at least $1,000,000 or (ii) six (6) months base salary if at the time of termination the Company has achieved gross revenue of at least $1,000,000. Additionally, Mr. Huemoeller was granted options to purchase 10,000,000 shares of the Company’s common stock with an exercise price equal to $0.25 per share. These options will vest immediately as to 2,500,012 shares of common stock and the balance pro rata, on a monthly basis, over thirty-six (36) months, with accelerated vesting upon a Change of Control, termination by the Company without Just Cause or by Mr. Huemoeller for Good Reason. The Agreement also includes confidentiality obligations and inventions assignments by Mr. Huemoeller.

The information contained in this Item 1.01 regarding the Agreement is qualified in its entirety by the copy of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, John Huemoeller, was appointed as the Chief Executive Officer and President of the Company. Mr. Huemoeller also agreed to serve as the interim Chief Financial Officer of the Company. In addition, on March 6, 2013, the Board of Directors of the Company increased the size of the board from three members to five members and elected Mr. Huemoeller as a director to fill one of the vacancies created by the increase. In connection with his appointment, Mr. Huemoeller entered into a three-year employment agreement with the Company. See Item 1.01 for a description of the terms of the Agreement.

Mr. Huemoeller currently serves as the Chief Executive Officer and a director of Novas Energy (USA), Inc., the Company’s wholly owned subsidiary (“Novas”). John W. Huemoeller II has over 30 years experience in investment banking, finance, sales and marketing. Mr. Huemoeller began his career as an investment advisor in 1982 with M.L. Stern & Company, a municipal bond firm in California, and became a registered principal in 1985 managing retail brokers. He has previously been registered with various state insurance boards, as well as with the Chicago Board of Trade as a commodities broker. John has worked at Smith Barney, Drexel Burnham, Prudential Securities, and Paine Webber and has extensive experience in stocks, bonds, commodities, mergers and acquisitions, leveraged buyouts and private placement transactions.

From April 2012 to present, Mr. Huemoeller has been the President of Joshua Tree Capital Inc., an independent corporate finance advisory firm specializing in providing strategic capital formation guidance to public and private small cap oil and gas companies. From March 2009 to April 2012, Mr. Huemoeller was a FINRA-registered investment banker with Buckman, Buckman and Reid focused on all aspects of taking companies public, deal structures and institutional placements of both debt and equity transactions. From August 2008 to March 2009, Mr. Huemoeller worked with Greenstone Holdings Group, LLC, an advisory firm with an emphasis on helping Chinese companies go public in the U.S. From January 2008 to July 2008, Mr. Huemoeller worked at Aspenwood Capital, a division of Green Drake Securities as an investment banker. Mr. Huemoeller previously served as Chairman and CEO of HumWare Media Corp, a publicly traded software development, media and technology company which he started in 1998 and was responsible for acquisition strategies and the day-to-day corporate operations. Mr. Huemoeller is co-author of U.S. Patent #5,855,005. Mr. Huemoeller completed various studies in the Bachelor of Business Administration Program at the University of Minnesota and has previously held Series 3, 7, 24, 63 and 79 Securities Licenses.

Mr. Huemoeller’s financial experience, specifically with oil and gas companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board of Directors. His service on other public company board’s we believe brings to us important knowledge regarding corporate governance.

There are no family relationships between Mr. Huemoeller and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. Mr. Huemoeller was not selected as Chief Executive Officer, President and director pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K other than as disclosed herein regarding his Employment Agreement with the Company attached hereto as Exhibit 10.1 and his position with Novas.

On March 6, 2013, John Zotos was elected as a director to fill one of the vacancies created by the increase. Mr. Zotos was also appointed to serve as the Corporate Secretary of the Company for an annual salary of $30,000 and received options exercisable for 1,000,000 shares of common stock of the Company at an exercise price of $.25 per share, of which 250,012 shares vested immediately and the remaining options are to vest on a monthly basis over a three-year period, subject to acceleration upon certain events. There are no family relationships between Mr. Zotos and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. Mr. Zotos was not selected as a director pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K other compensation he receives as an officer of Novas.

On March 6, 2013, Edward Bernstein resigned from his positions as Chief Executive Officer, President and Chief Financial Officer of the Company. Mr. Bernstein continues to serve as a member of the Board of Directors of the Company.

   EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 6, 2013, by and between John Huemoeller and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John W. Huemoeller
Name:	John W. Huemoeller
Title:	Chief Executive Officer

Date:  March 12, 2013